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                                                                EXHIBIT NO. 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of RadioShack Corporation of our report dated February 21, 2001 relating to the consolidated financial statements, which appears in RadioShack Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
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Fort Worth, Texas
June 7, 2001